Exhibit 4.8.1

AMENDMENT No. 1

TO THE PURCHASE AGREEMENT

BETWEEN

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA,

AND

AIRBUS S.A.S.

*** Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 1 to the Avianca A320 PA dated February 28th, 2013

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This Amendment Nº1 to the Agreement (as defined below) (hereinafter referred to as the “Amendment Nº1”) is made as of the              day of February, 2014.

BETWEEN

AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law and having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (hereinafter referred to as the “Seller”)

AND

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA, created and existing under the laws of the Colombia and having its principal office at Avenida Calle 26 No. 59-15 Bogota, Colombia (hereinafter referred to as the “Buyer”)

The Buyer and the Seller being together referred to as the “Parties” and each a “Party”.

WHEREAS

(A)

Pursuant to the A320 Family and A320 NEO Family Purchase Agreement dated December 27th, 2011, including all exhibits, appendixes and any letter agreements thereto, entered into between the Seller and Avianca Holdings S.A., legal successor of AviancaTaca Holdings S.A (the “Original Buyer”) (the “Original Purchase Agreement”), inter alia, the Original Buyer agreed to buy, and the Seller agreed to sell, certain aircraft, upon the terms and subject to the conditions contained therein; and

(B)

Concurrently with the Avianca Assignment (as defined below), the Original Buyer and the Seller entered into an amendment N°1 to the Original Purchase Agreement dated February 27th, 2013 to amend certain provisions of the Original Purchase Agreement (the “Original Amendment N°1”); and

(C)

Pursuant to letter agreement N°9 to the Original Purchase Agreement, the Buyer, the Original Buyer and the Seller entered into an Assignment, Assumption and Amendment Agreement dated February 27th, 2013 (the “Avianca Assignment”), whereby the Original Buyer partially transferred and assigned to Buyer its rights, title, benefits and interests and its obligations and liabilities under the Original Agreement (as defined below) so far as they relate to the 26 Aircraft (as defined in Exhibit B to the Avianca Assignment) (to the exclusion of, inter alia, the *** described in letter agreement No 5 to the Original Purchase Agreement).

(D)	At the Buyer’s request, the Seller agrees to ***, pursuant to the terms and conditions set forth below.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

*** Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 1 to the Avianca A320 PA dated February 28th, 2013

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Capitalized terms used herein and not otherwise expressly defined in this Amendment Nº1 shall have the meanings assigned thereto in the Agreement.

“Agreement” means the Original Agreement as partially transferred and assigned by the Original Buyer to the Buyer pursuant to the Avianca Assignment.

“AVTA Agreement” means the Original Agreement with all of its terms and conditions except as transferred and assigned to the Buyer and to Grupo Taca Holdings Limited pursuant to respectively the Avianca Assignment and the Assignment, Assumption and Amendment Agreement dated February 27th, 2013 with the Original Buyer, the Seller and Grupo Taca Holdings Limited.

“Original Agreement” means the Original Purchase Agreement as amended by the terms and provisions of the Original Amendment N°1.

1.	AIRCRAFT ***

The Parties hereby agree to *** (Individually or collectively the “A320 *** Aircraft” or “*** Aircraft”) (the “***”).

Unless otherwise expressly amended herein, all terms and conditions governing the sale and purchase of an A320 Aircraft (including, without limitation, the provisions concerning the amount and the payment of the Final Price of the A320 Aircraft) as set forth in the Agreement, shall apply to the *** Aircraft.

2.	DELIVERY SCHEDULE

The delivery schedule for the Aircraft as set out in Exhibit B to the Avianca Assignment is hereby deleted in its entirety and replaced by the delivery schedule set out in Appendix 1 hereto.

3.	PREDELIVERY PAYMENTS

3.1

As a result of the *** and in accordance with the Predelivery Payment schedule set out in clause 5.3.3 of the Agreement as amended by letter agreement 2 to the Agreement, the Buyer owes to the Seller an amount of *** for the *** Aircraft (the “*** PDP Amount”).

3.2	The Parties agree that the *** PDP Amount shall be paid by the Buyer to the Seller upon signature of this Amendment N°1.

4.	CUSTOMISATION OF THE *** AIRCRAFT

4.1

It shall be the Buyer’s sole responsibility to ensure, without any intervention necessary from the Seller, that all of its BFE suppliers are aware of and accept the *** without such change affecting the Seller in any way, including but not limited to, the Seller incurring any costs, losses, expenses, obligations, penalties, damages or liabilities of any kind by reason of the *** and the Buyer shall indemnify and hold the Seller harmless against any and all such costs, losses, expenses, obligations, penalties, damages or liabilities so incurred by the Seller.

4.2	The Buyer hereby confirms to the Seller that the A320 *** Aircraft shall be equipped with a set of *** Propulsion Systems.

*** Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 1 to the Avianca A320 PA dated February 28th, 2013

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The Buyer shall enter into discussions directly with the Propulsion Systems Manufacturer to amend the relevant propulsion systems agreement(s) in order to reflect the *** and shall indemnify and hold the Seller harmless against any costs, losses, expenses, obligations, penalties, damages or liabilities suffered or otherwise incurred by the Seller in the event the Buyer fails to perform its obligations as set out under this Clause 4.2.

5	EFFECT OF THE AMENDMENT No1

5.1	This Amendment No1 shall enter into full force and effect from the date mentioned hereabove.

5.2	The Agreement will be deemed amended to the extent herein provided, and, except as specifically amended hereby, will continue in full force and effect in accordance with its original terms.

5.3

Both Parties agree that this Amendment No1 will constitute an integral, nonseverable part of the Agreement and be governed by its provisions, except that if the Agreement and this Amendment No1 have specific provisions that are inconsistent, the specific provisions contained in this Amendment No1 will govern.

5.4

Except as otherwise provided by the terms and conditions hereof, this Amendment No1 contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior understandings, commitments, agreements, representations and negotiations whatsoever, oral and written, and may not be varied except by an instrument in writing of even date herewith or subsequent hereto executed by the duly authorized representatives of both Parties.

6.	MISCELLANEOUS

6.1

This Amendment No1 (and its existence) shall be treated by each Party as confidential and shall not be released or revealed in whole or in part to any third party without the prior written consent of the other Party. In particular, each Party agrees not to make any press release or public filing concerning the whole or any part of the contents and/or subject matter hereof or of any future addendum hereto without the prior written consent of the other Party

6.2

Notwithstanding any other provision of this Amendment No1 or of the Agreement, this Amendment No1 will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of this provisions will be void and of no force or effect.

6.3

This Amendment No1 may be executed by the Parties hereto in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

6.4

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

6.5	IT IS AGREED THAT THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE

*** Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 1 to the Avianca A320 PA dated February 28th, 2013

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INTERNATIONAL SALE OF GOODS WILL NOT APPLY TO THIS AMENDMENT No1.

*** Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 1 to the Avianca A320 PA dated February 28th, 2013

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IN WITNESS WHEREOF this Amendment N°1 was entered into the day and year above written.

AEROVIAS DEL CONTINENTE,	AIRBUS S.A.S.
AMERICANO S.A. AVIANCA

By :	By :

Its :	Its

*** Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 1 to the Avianca A320 PA dated February 28th, 2013

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Appendix 1 to Amendment No 1 to the Agreement

List of Aircraft

[***]

*** Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 1 to the Avianca A320 PA dated February 28th, 2013

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